Exhibit 10.3

HARBREW IMPORTS LTD. CORP.
AGREEMENT TO CONVERT
7% CONVERTIBLE PROMISSORY NOTE

WHEREAS, Harbrew Imports Ltd. Corp. (the “Company”) offered for sale to ______________, the undersigned noteholder, (the “Holder”) a 7% Convertible Promissory Note in the principal amount of $_______ dated __________ (the “Note”) and (a) a five year warrant to purchase 100% of the shares issuable upon conversion of the Note exercisable at a price of $1.00 per share (the “Class A Warrant”); and (b) a five year warrant to purchase 100% of the shares issuable upon conversion of the Note exercisable at a price of $1.50 per share (the “Class B Warrant” and collectively with the Class A Warrant, the “Warrants”).

WHEREAS, as payment of interest on the Note, the Company issued additional 7% Convertible Promissory Notes to the Holder in the amount of $____________ (the “Additional Notes,” and together with the Note, the “Notes”).

WHEREAS, it is contemplated that on June __, 2009, Paw Spa, Inc. shall enter into a Merger Agreement with the Company (the “Merger Agreement”).

WHEREAS, in connection with the Merger Agreement, the Company and the Holder agree to convert the Notes into common stock of Paw Spa, Inc., par value $0.0001, (the “Common Stock”) consistent with the terms of the Note and at a rate of $0.50 per share of Common Stock, including any additional notes that were issued as interest payments.

WHEREAS, in connection with the Merger Agreement, the Company and the Holder agree to cancel the Warrants and convert it into a warrant issued by Paw Spa, Inc. in substantially the same form as the Warrants.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.
Conversion of Debenture.  The Holder hereby agrees to convert the full face amount of the all of the Notes in the aggregate amount of $________ into shares of Common Stock of Paw Spa at a conversion price of $0.50 per share and the Company hereby agrees to convert the Notes into shares of Common Stock of Paw Spa and issue ___________ shares of Common Stock of Paw Spa to the Holder.

2.
Conversion of Warrants.  The Holder hereby agrees to cancel the Warrants in exchange for two warrants in substantially the same form and issued by Paw Spa, Inc. upon the closing of the Merger Agreement.

3.	Delivery of Shares. The Company shall deliver the full ________ shares of Common Stock to the Holder within five (5) days following the closing date of the Merger Agreement.

4.
The Holder hereby acknowledges that this Agreement to convert the Notes shall be a full conversion of all amounts due under the Notes and after conversion said Holder shall not own any Security of the Company other than the Common Stock of Paw Spa, Inc.

5.
Effective Date.  This Agreement shall become effective upon the closing of the Merger Agreement.  In the event that the Merger Agreement does not close, then this Agreement shall automatically terminate.

6.	Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

7.
Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.
Entire Agreement; Amendments.  This Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither the Company’s nor the Holder make any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

9.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

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[SIGNATURE PAGE TO CONVERSION NOTICE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to Convert the Notes as of the day and year first above written.

COMPANY: HARBREW IMPORTS LTD. CORP.

By:  ______________________
Name: Rich Decicco
Title:    President and Chief Executive Officer

NOTEHOLDER _____________________ Trustee:	Amount of Notes: __$______________	Number of Shares Convertible __________ shares _________

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